                          SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549



                                       FORM 8-K



                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                  Date of Report (Date of earliest event reported):
                            July 11, 1997 (June 30, 1997)



                                      CNET, INC.
                                      ----------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                   0-20939               13-3696170
          --------                   -------               ----------

        (STATE OR OTHER         (COMMISSION FILE           (IRS EMPLOYER
        JURISDICTION OF             NUMBER)            IDENTIFICATION NO.)
       INCORPORATION)



                                 150 Chestnut Street
                           San Francisco, California 94111
                           -------------------------------
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                 Registrant's telephone number, including area code:
                                    (415) 395-7800

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

    Effective as of June 30, 1997, CNET, Inc. (the "Registrant" or the "Company") sold its 50% equity interest in E! Online, LLC ("E! Online") to E! Entertainment Television, Inc. ("E! Entertainment"). E! Online, which was formed by CNET and E! Entertainment in January 1996, operates a network of Internet sites related to entertainment news and information.

    Pursuant to this transaction, CNET (a) sold its entire equity interest in E! Online to E! Entertainment, (b) licensed certain technology rights to E! Online for use in connection with operating its Internet sites, (c) agreed to provide certain consulting, hosting and transition services to E! Online in connection with such sites, and (d) agreed to provide certain promotional considerations to E! Online in connection with certain of CNET's Internet sites. In return, E! Entertainment paid CNET $10.0 million in cash. E! Entertainment also issued a promissory note to CNET, in the principal amount of approximately $3.2 million, in satisfaction of E! Online's outstanding indebtedness to CNET in such amount. E! Online is also required to make additional payments to CNET pursuant to the consulting agreement entered into in connection with the transactions.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

    (c)    EXHIBITS

    2.1 Master Agreement, dated as of June 30, 1997, among CNET, Inc., E! Entertainment Television, Inc. and E! Online, LLC.

    99.1   Press Release issued by CNET, Inc. on July 11, 1997.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    Dated:  July 11, 1997              CNET, INC.



                                            By:   /s/ Shelby W. Bonnie
                                                  ------------------------------
                                                      Shelby W. Bonnie
                                                      EXECUTIVE VICE PRESIDENT,
                                                      CHIEF OPERATING
                                                      OFFICER AND CHIEF
                                                      FINANCIAL OFFICER

                                  INDEX TO EXHIBITS

   Exhibit
  Number                          Description
  ------                          -----------

    2.1 Master Agreement, dated as of June 30, 1997, among CNET, Inc., E! Entertainment Television, Inc. and E! Online, LLC.

   99.1 Press Release issued by E! Entertainment Television, Inc. on July 11, 1997.